UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

RAVE Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 10, 2017, RAVE Restaurant Group, Inc. (the "Company") filed with the Securities and Exchange Commission an Amendment No. 1 to Prospectus amending the prospectus dated January 17, 2017 (the "Original Prospectus").  The Amendment No. 1 to Prospectus is incorporated by reference into the Original Prospectus and should be read in conjunction therewith.  The Amendment No. 1 to Prospectus is not complete without, and may not be delivered or used except in conjunction with, the Original Prospectus

Pursuant to the Amendment No. 1 to Prospectus, the Company extended the shareholder rights offering for its 4% Convertible Senior Notes due 2022 described in the Original Prospectus from the previous expiration date of February 13, 2017, until 5:00 p.m., Dallas, Texas time, on Friday, February 24, 2017.  All other descriptions, terms and conditions set forth in the Original Prospectus remain unchanged.

 On February 10, 2017, the Company also issued a press release announcing the extension of the subscription period for the rights offering, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

       99.1 Rave Restaurant Group, Inc. press release dated February 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: February 10, 2017	By:	/s/ TIMOTHY E. MULLANY
Timothy E. Mullany, Chief Financial Officer